SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CATHERINE STORES

          MJG ASSOCIATES, INC.

                                 1/06/00            2,000-           21.0000
          GAMCO INVESTORS, INC.
                                 1/04/00              900            20.9063
                                12/30/99            1,000            20.8125
                                12/28/99              800            20.8125
                                12/27/99              200            20.8125
                                12/23/99           14,000            20.7522
          GABELLI ASSOCIATES LTD
                                 1/06/00          136,000-           21.0000
                                 1/05/00            1,000            20.9060
          GABELLI ASSOCIATES FUND
                                 1/06/00          255,000-           21.0000
                                12/23/99           20,000            20.7500
          GABELLI ADVISORS
                                 1/06/00            8,000-           21.0000
          GABELLI FUNDS, LLC.
               GABELLI MATHERS FUND
                                 1/06/00           45,000-           21.0000
               THE GABELLI ABC FUND
                                 1/06/00           40,000-           21.0000
                                 1/04/00           10,000            20.9375











              (1) THE TRANSACTIONS ON 1/06/00 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT
              TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED
              ON THE NYSE.

              (2) PRICE EXCLUDES COMMISSION.